                                                                     Exhibit 2.2


                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as of March __, 1999, by and among priceline.com Incorporated, a Delaware corporation ("Priceline") and PriceLine Travel, Inc., a Delaware corporation ("Travel"). Priceline and Travel are hereinafter sometimes collectively referred to as the "Constituent Corporations."

     WHEREAS, the respective Boards of Directors of Priceline and Travel have determined that it is advisable and in the best interests of each of such corporations that Travel merge with and into Priceline upon the terms and subject to the conditions herein provided;

     WHEREAS, the respective Boards of Directors of Priceline and Travel have, by resolutions duly adopted, approved the Merger Agreement and have recommended the Merger Agreement to their respective stockholders;

     WHEREAS, the Merger Agreement and the transactions contemplated thereby have been approved by the holder of all of the issued and outstanding capital stock of Travel.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for the purpose of merging Travel with and into Priceline (the "Merger") and setting forth certain terms and conditions of the Merger and the mode of carrying the same into effect, Priceline and Travel hereby agree as follows:

     1. MERGER. Subject to the terms and conditions hereof, Travel shall be merged with and into Priceline and Priceline shall be, and is herein referred to as, the "Surviving Entity." The name of the Surviving Entity shall be "priceline.com Incorporated." The Merger shall become effective at the time and on the date of filing such documents as may be required under applicable law (the "Effective Time").

     2. CONSIDERATION/CANCELLATION OF STOCK.

        (a) Each share of capital stock of Travel, shall be cancelled and retired and cease to exist.

        (b) Jay S. Walker, as the holder of all of the issued and outstanding capital stock of Travel prior to the Merger, shall receive $1.00 as the aggregate consideration for the Merger.

     3. CERTIFICATE OF INCORPORATION; BYLAWS. The Certificate of Incorporation of Priceline as in effect immediately prior to the Effective Time shall continue to be the Certificate of Incorporation of the Surviving Entity until duly altered, amended or repealed in accordance with the provisions thereof and applicable law. The Bylaws of Priceline as in effect immediately prior to the Effective Time shall continue to be the Bylaws of the Surviving Entity until duly altered, amended or repealed in accordance with the provisions thereof, the Certificate of Incorporation of the Surviving Entity and applicable law.

     4. DIRECTORS AND OFFICERS. The directors and officers of Priceline immediately prior to the Effective Time shall be the directors and officers of the Surviving Entity and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Entity, or as otherwise provided by law.

     5. SUCCESSION. At the Effective Time, the separate corporate existence of Travel shall cease and Travel shall be merged with and into Priceline. Priceline, as the Surviving Entity, shall thereupon and thereafter possess all the rights, privileges, powers and franchises as well of a public as of a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Entities, all as provided under Section 251 of the General Corporation Law of the State of Delaware.

     6. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Entity or by its successors and assigns, there shall be executed and delivered on behalf of travel such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action as shall be appropriate or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Entity the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Travel and otherwise to carry out the purposes of the Merger Agreement, and the officers of the Surviving Entity are fully authorized in the name and on behalf of Travel or otherwise to take any and all such action to execute and deliver any and all such deeds and other instruments.

     7. ABANDONMENT. At any time prior to the Effective Time, the Merger Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Priceline or Travel, notwithstanding approval of the Merger Agreement by the stockholders of each of Priceline or Travel, or both.

     IN WITNESS WHEREOF, Priceline and Travel have caused the Merger Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                    PRICELINE.COM INCORPORATED

                                    By: /s/ Paul E. Francis
                                       -----------------------------------
                                       Name:  Paul E. Francis
                                       Title: Chief Financial Officer


                                    PRICELINE TRAVEL, INC.

                                    By: /s/ Jay S. Walker
                                       -----------------------------------
                                       Name:  Jay S. Walker
                                       Title: Chairman

Certification of the Secretary of priceline.com Incorporated

     The undersigned hereby certifies on behalf of priceline.com Incorporated that the foregoing Agreement and Plan of Merger has been adopted by priceline.com Incorporated pursuant to Section 251(f) of the General Corporation Law of the State of Delaware (the "DGCL") and that all of the conditions specified in the first sentence of Section 251(f) of the DGCL have been satisfied.

                                    PRICELINE.COM INCORPORATED

                                    By: /s/ Melissa M. Taub
                                       -----------------------------------
                                       Name:  Melissa M. Taub
                                       Title: Secretary